SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                  June 26, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

P.O. Box 2115, Addison, TX                                            75001-2115
(Address of principal executive offices)                              (ZIP Code)

                              1(214)236 - 8480
       (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM  8.01.  OTHER EVENTS

     On June 23, 2006 the Company reached an agreement with its Transfer Agent, Securities Transfer Corporation of Frisco, Texas whereby the Company will issue two million shares of restricted common stock in payment of the Company's outstanding balance due to Securities Transfer Corporation of approximately
$6,200. In addition, the Company will receive a credit for $3,000 from Securities Transfer Corporation for future services. The shares to be issued will be restricted against transfer and the certificates marked with a legend indicating the transfer prohibition



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006


                            iWORLD PROJECTS & SYSTEMS, INC.


                            By /s/ David Pells
                          -----------------------------------------
                             David L. Pells, President, acting CEO